Exhibit 1.1

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

COMMON STOCK

(par value $0.001 per share)

9.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

(par value $0.001 per share)

AMENDMENT NO. 1 TO THE

EQUITY DISTRIBUTION AGREEMENT

February [●], 2025

[●].

[●]

[●]

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated May 24, 2024 (the “Agreement”), by and among Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), [●] in its capacity as agent (“Agent”), and [●], in its capacity as forward purchaser (“Forward Purchaser”) and in its capacity as Forward Seller (“Forward Seller”). Terms used herein but not otherwise defined are used herein as defined in the Agreement. The parties, intending to be legally bound, hereby amend the Agreement as follows (the “Amendment”):

1.      The second paragraph of Section 1 of the Agreement is hereby amended and restated as follows:

“The Company and the Operating Partnership have prepared and filed, in accordance with the provisions of the Securities Act, with the Commission, not earlier than three years prior to the date hereof, an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act) on Form S-3 (File No. 333-285148), including a base prospectus, with respect to offerings of certain securities of the Company, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of the Shares pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to Agent or the Forward Seller, as applicable, for use by Agent or the Forward Seller, as applicable, copies of the base prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, when it became effective upon filing with the Commission, including the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act, as applicable, to be part of the registration statement at the time of its effectiveness and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, and any one or more additional effective registration statements on Form S-3 from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), collectively, are herein called the “Registration Statement,” and the base prospectus included in the registration statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), as it may be supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional securities of the Company pursuant to Rule 462(b) under the Securities Act, then any reference to the Registration Statement in this Agreement shall also be deemed to include such abbreviated registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Applications system when used by the Commission (collectively, “EDGAR”).”

2.      The fourth paragraph of Section 14 of the Agreement is hereby amended and restated as follows:

Paul Hastings LLP

71 S. Wacker Dr Suite 4500

Chicago, Illinois 60606

Attention: Kerry E. Johnson, Esq.

Facsimile: (312) 499-6118

3.      Applicable Law; Submission to Jurisdiction. THIS AMENDMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. THE COMPANY, THE OPERATING PARTNERSHIP, THE AGENT, THE FORWARD SELLER AND THE FORWARD PURCHASER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE U.S. FEDERAL AND NEW YORK STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY, THE OPERATING PARTNERSHIP, THE AGENT, THE FORWARD SELLER AND THE FORWARD PURCHASER WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT OR PROCEEDING IN SUCH COURTS. THE COMPANY, THE OPERATING PARTNERSHIP, THE AGENT, THE FORWARD SELLER AND THE FORWARD PURCHASER AGREE THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY, THE OPERATING PARTNERSHIP, THE AGENT, THE FORWARD SELLER AND THE FORWARD PURCHASER AND MAY BE ENFORCED IN ANY COURT TO THE JURISDICTION OF WHICH COMPANY, THE OPERATING PARTNERSHIP, THE AGENT, THE FORWARD SELLER AND THE FORWARD PURCHASER ARE SUBJECT BY A SUIT UPON SUCH JUDGMENT.

4.      Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.      Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

Innovative Industrial Properties, Inc.

By:
Name: David Smith
Title: Chief Financial Officer and Treasurer

IIP Operating Partnership, LP

By:
Name: David Smith
Title: Chief Financial Officer and Treasurer

[Signature Page to Equity Distribution Agreement Amendment No. 1.]

ACCEPTED as of the date first-above written:

[●], as Agent

By:
Name: [●]
Title: [●]

[●], as Forward Seller

By:
Name: [●]
Title: [●]

[●], as Forward Purchaser

By:
Name: [●]
Title: [●]

[Signature Page to Equity Distribution Agreement Amendment No. 1]